UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 17, 2005

                           NETWORK INSTALLATION CORP.

             (Exact name of registrant as specified in its charter)



            NEVADA                    0-25499                 88-0390360
           -------                  ----------               ----------
     (State  or  jurisdiction    (Commission File Number)  (I.R.S.  Employer
    of  incorporation  or                                     Identification
      organization                                                     No.)



                         15235 Alton Parkway, Suite 200
                                Irvine, CA 92618
               --------------------------------------------------
               (Address  of  principal  executive  offices)  (Zip  Code)


Registrant's  telephone  number,  including  area  code:  (949)  753-7551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))

ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 17, 2005, we entered into a Stock Purchase Agreement with Raymond Mallory and Will Stice to acquire California-based networking services firm Com Services, Inc. for $430,000 in cash and stock as follows:

(a)  $50,000  in  cash  at  the  closing of the transaction;

(b)  two  2-year  promissory notes whose aggregate value equals $180,000.   The
Notes have an interest rate of 6% per annum and will pay 24 equal monthly cash installments; and

(c)  $200,000  in  value  of  shares  of  our  common  stock.

The terms and conditions of the Acquisition are contained in the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1. The foregoing description of the terms and conditions of the Stock Purchase Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Stock Purchase Agreement.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(b)  Pro  forma  financial  information:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(c)  Exhibits:

2.1 Stock Purchase Agreement between the Company and Raymond Mallory and Will Stice dated January 17, 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NETWORK  INSTALLATION  CORP.

By:  /s/  Michael  Cummings
-------------------------
Michael  Cummings,  Chief  Executive  Officer

Dated:  January  24,  2005